EXHIBIT 10.2

AMENDMENT NO. 1

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 1 to Third Amended and Restated Credit Agreement (the “Amendment”) is dated June 8, 2012 and is between Life Time Fitness, Inc., a Minnesota corporation (“Company”), U.S. Bank National Association, a national banking association, as Agent (“Agent”), and the Lenders who have signed this Amendment.
Company, Agent, and the Lenders are parties to the Third Amended and Restated Credit Agreement dated as of June 30, 2011 (the “Original Agreement”). Each capitalized term in this Amendment that this Amendment does not define has the meaning the Original Agreement gives it.
Company has requested certain amendments to the Original Agreement, and Agent and Lenders constituting Majority Lenders have agreed to amend the Original Agreement pursuant to this Amendment.
Therefore, Company, Agent, and the Lenders who have signed this Agreement agree as follows:
1.Effect of Amendment. The Original Agreement is in full force and effect and has not been amended or modified. This Amendment amends the Original Agreement. To the extent the Original Agreement and this Amendment conflict or are inconsistent, this Amendment controls. Except to the extent this Amendment expressly does so, this Amendment does not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect Agent’s or the Lenders’ rights and remedies under the Original Agreement or any other Loan Document, and does not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, or agreements in the Original Agreement or any other Loan Document, all of which Company ratifies and affirms in all respects, and all of which shall continue in full force and effect. The Original Agreement, as amended by and together with this Amendment, is the “Agreement”, and each reference in the Original Agreement and the other Loan Documents “Agreement” refers to the Original Agreement as amended by and together with this Amendment.
2.Amendments. The Original Agreement is hereby amended as follows:
a.Pledge of Equity Interests. Section 5.19 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“    5.19    Pledge of Equity Interests. Notwithstanding any other term of this Agreement to the contrary, Company shall grant, and cause its applicable Restricted Subsidiaries to grant, a continuing perfected Lien to Agent, for the benefit

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EXHIBIT 10.2

of the Lenders, in the Equity Interests Company or any of its Restricted Subsidiaries owns in each Restricted Subsidiary other than each Encumbered Real Estate Subsidiary that is prohibited, restricted, or otherwise limited by the Related Agreements for a Permitted Permanent Loan to which it or any of its Subsidiaries is a party from permitting a Lien on the Equity Interests in such Encumbered Real Estate Subsidiary to secure any Indebtedness other than such Permitted Permanent Loan, but only so long as such prohibitions, restrictions, or limitations apply; except that, in the case of a Foreign Subsidiary that is a Restricted Subsidiary where the granting of such pledge would result in a Deemed Dividend Problem, the Lien of such pledge shall be limited to 65% of the Equity Interest of such Subsidiary.”
b.Definition of Acquisition. Section 1.1 of the Original Agreement is hereby amended as follows:
i.The definition of “Acquisition” in Section 1.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“    “Acquisition”: Any transaction or series of transactions consummated after the Effective Date by which Company or any of its Subsidiaries acquires, either directly or through an Affiliate or otherwise, (a) any or all of the stock or other securities of any class of any Person if, after giving effect to such transaction, such Person would be an Affiliate of Company; or (b) a substantial portion of the assets, or a division, or line of business of any Person, except that “Acquisition” does not include (i) the acquisition of fee title to any real estate, improved or unimproved, or a leasehold estate in real estate, or the Equity Interests of any Person whose assets consist solely of any such real estate or leasehold estate in real estate and related fixtures and personal property, that Company or any Subsidiary or the acquired entity intends to use, operate, or develop, either wholly or in substantial part, as a Club or otherwise in the ordinary course of the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business, (ii) the acquisition of the lessor’s interest any real estate and related improvements and other assets that Company or any Subsidiary leases under a sale-leaseback transaction permitted by Section 6.18 of the Original Agreement, or (iii) the acquisition of any Existing Club that Company or any of its Subsidiaries intends to use, operate, or develop as a Club.”
ii.The definition of “Encumbered Real Estate Subsidiary” in Section 1.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

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“    “Encumbered Real Estate Subsidiary”: Any Subsidiary that (a) is the obligor on a Permitted Permanent Loan, including any Related Mezzanine Encumbered Real Estate Subsidiary; or (b) is a Related Encumbered Real Estate Subsidiary. The Encumbered Real Estate Subsidiaries on the Effective Date are listed in Schedule 1.1.b”
iii.The following definition of “Existing Club” is hereby added to Section 1.1 in alphabetical order:
“    “Existing Club”: A health club facility owned by a Person other than Company or any Subsidiary, together with any and all related improvements and other assets used in the normal course of operation of such facility, including, but not limited to, real estate and equipment.”
iv.The following definition of “Related Encumbered Real Estate Subsidiary” is hereby added to Section 1.1 in alphabetical order:
“    “Related Encumbered Real Estate Subsidiary”: Any Subsidiary whose assets consist solely of the Equity Interests of one or more Encumbered Real Estate Subsidiaries.”
c.Sale Leasebacks. Section 6.11.f of the Original Agreement is hereby deleted and replaced with the following:
“    f.    Contingent liabilities permitted by Section 6.13 and sale leaseback transactions permitted by Section 6.18.”
d.Contingent Liabilities. Clause (a)(vi) of Section 6.13 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“(vi) Company’s guaranty of the obligations of any Subsidiary as the lessee under ground leases, sale leaseback leases, or other real estate leases covering any real estate that Company or any Subsidiary intends to use, operate, or develop, either wholly or in substantial part, as a Club or otherwise in the ordinary course of the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business (including, without limitation, the lease guaranties existing on the Effective Date and described in Schedule 6.13) so long as: (A) the applicable Related Agreements evidencing any lease guaranty issued after the Effective Date shall not: (1) impose any materially greater liability on Company than that incurred by Company pursuant to the lease guaranty Company gave as part of the LTF CMBS I Related Agreements; (2)(a)

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cross-default to any other Indebtedness of Company or any other Subsidiary; and/or (b) violate Section 6.6; and/or (c) require Company to waive its rights of contribution, subrogation, or other similar rights to succeed to the relevant lender’s rights against the applicable Subsidiary or its assets upon Company’s payment and performance in full of its obligations under such Related Agreements; and (B) in the case of a ground lease, such ground lease contains the material provisions that are routinely required by rating agencies in connection with rating a Securitized commercial loan that is secured by a leasehold mortgage (any guaranty described in this clause (a)(vi) shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20);”.
e.Restricted Payments. Section 6.7.a of the Original Agreement is hereby amended by inserting “and its Restricted Subsidiaries” after “Company" in the second line.
f.Prepayments. Section 6.7.d of the Original Agreement is hereby amended by deleting the following phrase from the last two lines: “and such prepayment does not require Company or any of its Subsidiaries to pay any prepayment premium or penalty”.
3.Representations and Warranties. To induce Agent to enter into this Amendment, Company represents and warrants to Agent as follows:
a.    The signing, delivery, and performance by Company of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder) that has not been obtained, do not and will not conflict with, result in any violation of, or constitute a default under, any provision of Company’s articles of incorporation or bylaws, any agreement that binds or applies to Company or any of its assets, or any law or governmental regulation or court decree or order that binds or applies to Company or any of its assets, and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its assets under any agreement that applies to Company or any of its assets, except under the Agreement and the other Loan Documents.
b.    No events have occurred and no circumstances exist on the date of this Agreement that would give Company the right to assert a defense, offset, or counterclaim to any claim by Agent or any Lender for the payment of the Obligations that now exist or that arise in the future under the Agreement or any other Loan Document.
c.    The Original Agreement, as amended by this Amendment, and each other Loan Document to which Company is a party remains in full force and effect and is the

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legal, valid, and binding obligation of Company and is enforceable in accordance with its terms, subject only to limitations on enforceability that result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
d.    No Default, Event of Default, or Material Adverse Occurrence exists on the date of this Amendment after giving effect to this Amendment.
4.Costs and Expenses. Company shall reimburse Agent for all reasonable out-of-pocket costs and expenses Agent pays or incurs in connection with negotiating, preparing, signing, and delivering this Amendment, including the fees and expenses of Fabyanske, Westra, Hart & Thomson, P.A., as counsel to Agent.
5.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES THAT APPLY TO NATIONAL BANKS.
6.Captions. The captions and headings to this Amendment are for convenience only and in no way define, limit, or describe the scope or intent of any provision of this Amendment.
7.Counterparts. This Amendment may be signed and delivered in any number of separate counterparts, all of which taken together shall constitute one and the same agreement. The delivery of a copy of signed counterpart of a signature page to this Amendment by email or fax has the same binding effect as the delivery of an original signed by hand in ink on paper.
Signature Pages Follow

Company and Agent hereby sign this Amendment No. 1 to Third Amended and Restated Credit Agreement.
Life Time Fitness, Inc.
By:    /s/ Michael R. Robinson

Name: Michael R. Robinson

Title:    EVP and CFO

U.S. Bank National Association
By:    /s/ Ludmila Yakovlev

Name:    Ludmila Yakovlev

Title:    Assistant Vice President

JPMorgan Chase Bank, N. A. By: /s/ Krys Szremski Name: Krys Szremski Title: Vice President

Royal Bank of Canada By:_/s/ John Flores_____ ______ Name: _John Flores_____ ______ Title: Authorized Signatory_________ ____

Bank of America National Association By: /s/ Olivier Lopez Name: Olivier Lopez Title: Vice President

Compass Bank By: /s/ Brandon Kelley Name: Brandon Kelley Title: Senior Vice President

RBS Citizens, N.A. By: /s/ Mark Wegener Name: Mark Wegener Title: Senior Vice President

BMO Harris Bank National Association By: /s/ Kristin Leuer Name: Kristin Leuer Title: Vice President and By: /s/ Barbara Nieland Name: Barbara Nieland Title: Senior Vice President

Bank of the West, a California banking corporation By: /s/ Philip P. Krump Name: Philip P. Krump Title: Vice President

Fifth Third Bank By: /s/ Gary S. Losey Name: Gary S. Losey Title: Vice President

Union Bank, N.A. By: Michael Gardner Name: Michael Gardner Title: Vice President

Associated Bank, National Association By: /s/ Paul Way Name: Paul Way Title: Senior Vice President

BOKF, N.A., dba Bank of Texas By: /s/ Alan Morris Name: Alan Morris Title: Vice President

Branch Banking and Trust Company By: /s/ Kenneth M. Blackwell Name: Kenneth M. Blackwell Title: Senior Vice President

First Tennessee Bank National Association By: /s/ Bob Nieman Name: Bob Nieman Title: Senior Vice President

Bank of Taiwan, New York Agency By: Name: Title:

Mega International Commercial Bank Co., Ltd. Silicon Valley Branch By: Name: Title:

Chang Hwa Commercial Bank, Ltd. By: /s/ Chu-I Hung Name: Chu-I Hung Title: Vice President and General Manager

Taiwan Cooperative Bank By: Name: Title:

Hua Nan Commercial Bank, Ltd. New York Agency By: Name: Title:

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Amendment No. 1 to

Third Amended and Restated Credit Agreement